Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard N. Tinsley, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Turnstone Systems, Inc. on Form 10-Q for the quarter ended June 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Turnstone Systems, Inc. A signed original of this written statement required by Section 906 has been provided to Turnstone Systems, Inc., and will be retained by Turnstone Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: August 11, 2003	By:	/S/ RICHARD N. TINSLEY
Richard N. Tinsley President and Chief Executive Officer (Principal Executive Officer)

I, Eric S. Yeaman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Turnstone Systems, Inc. on Form 10-Q for the quarter ended June 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Turnstone Systems, Inc. A signed original of this written statement required by Section 906 has been provided to Turnstone Systems, Inc., and will be retained by Turnstone Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: August 11, 2003	By:	/S/ ERIC S. YEAMAN
Eric S. Yeaman Chief Financial Officer (Principal Financial and Accounting Officer)